     As filed with the Securities and Exchange Commission on June 23, 2000
                                               Registration No. 333-____________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                            -----------------------

                              GRAPHON CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                                      13-3899021
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)


                              225 Cochrane Circle
                         Morgan Hill, California 95037
              (Address of principal executive offices) (Zip Code)

                            ------------------------

                     1998 STOCK OPTION/STOCK ISSUANCE PLAN
                         EMPLOYEE STOCK PURCHASE PLAN
                        SUPPLEMENTAL STOCK OPTION PLAN
                           (Full title of the Plans)

                            -----------------------

                                 Walter Keller
                     President and Chief Executive Officer
                              GraphOn Corporation
                              225 Cochrane Circle
                         Morgan Hill, California 95037
                    (Name and address of agent for service)
                                 (408) 776-3232
         (Telephone number, including area code, of agent for service)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================


                                                                         Proposed             Proposed
                                                    Amount to be     Maximum Offering      Maximum Aggregate        Amount of
  Title of Securities to be Registered              Registered(1)   Price per Share(2)     Offering Price(2)      Registration Fee
-----------------------------------------         ---------------  ----------------------  -----------------     ------------------
1998 Stock Option/Stock Issuance Plan              700,000 shares       $8.53                 $5,971,000             $1,576.34
-----------------------------------------
Common Stock, $0.0001 par value

Employee Stock Purchase Plan                       100,000 shares       $8.53                 $  853,000             $  225.19
-----------------------------------------
Common Stock, $0.0001 par value

Supplemental Stock Option Plan                      400,000 shares      $8.53                 $3,412,000             $  900.77
-----------------------------------------
Common Stock, $0.0001 par value
Aggregate Registration Fee
                                                  1,200,000 shares                                                   $2,702.30
                                                 =================                                                   =========

================================================================================

 (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1998 Stock Option/Stock Issuance Plan, Supplemental Stock Option Plan or the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

 (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on June 19, 2000, as reported by the Nasdaq Small Cap Market.

                                    PART II

               Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

               GraphOn Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's Annual Report on Form 10-K filed with the Commission on March 30, 2000 for the fiscal year ending December 31, 1999;

          (b) The Registrant's Quarterly Report on Form 10-Q filed with the Commission on May 15, 2000 for the period ending March 31, 2000;

          (c) The Registrant's Current Report on Form 8-K filed with the Commission on April 6, 2000; and

          (d) The Registrant's Registration Statement No. 000-21683 on Form 8-A12G filed with the Commission on November 6, 1996, pursuant to
               Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
          -------------------------

               Not Applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

               Not Applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

               Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

               Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

               Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               Article VIII of the Registrant's Charter provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

               Article VII, Section 6 of the Registrant's Bylaws further provides that the Registrant shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant.

               The Registrant has entered into indemnification agreements with each of its directors and officers.

               The Registrant maintains $10,000,000 of officers' and directors' liability insurance.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

               Not Applicable.

Item 8.   Exhibits
          --------

Exhibit Number     Exhibit
--------------     -------

       4           Instruments Defining the Rights of Stockholders. Reference is
                   made to Registrant's Registration Statement No. 000-21683 on
                   Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to
                   this Registration Statement.
       5           Opinion and consent of Brobeck, Phleger & Harrison LLP.
      23.1         Consent of BDO Seidman, LLP, Independent Certified Public
                   Accountants
      23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
                   Exhibit 5.
      24           Power of Attorney. Reference is made to page II-4 of this
                   Registration Statement.
      99.1         1998 Stock Option/Stock Issuance Plan.
      99.2         Employee Stock Purchase Plan.
      99.3         Supplemental Stock Option Plan.

Item 9.  Undertakings
         -------------

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1998 Stock Option/Stock Issuance Plan, Supplemental Stock Option Plan and Employee Stock Purchase Plan.


               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morgan Hill, State of California on this 23rd day of June, 2000.

                              GRAPHON CORPORATION


                              By: /s/ Walter Keller
                                  ---------------------------------
                                  Walter Keller
                                  President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of GraphOn Corporation, a Delaware corporation, do hereby constitute and appoint Walter Keller and William Swain, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                   Title                                        Date
-----------------------------------         --------------------------------------         ----------------------------


/s/ Walter Keller                              President, Chief Executive Officer and               June 23, 2000
------------------------------------            Director (Principal Executive Officer)
Walter Keller



/s/ William Swain                              Chief Financial Officer and Secretary                June 23, 2000
------------------------------------        (Principal Financial and Accounting Officer)
William Swain


/s/ Robert Dilworth                                  Chairman of the Board                          June 23, 2000
------------------------------------
Robert Dilworth

             Signature                                   Title                                        Date
-----------------------------------         --------------------------------------         ----------------------------
/s/ Robin Ford                                Executive Vice President, Marketing and              June 23, 2000
------------------------------------                   Sales and Director
Robin Ford



/s/ August P. Klein                                         Director                               June 23, 2000
------------------------------------
August P. Klein



/s/ Marshall C. Phelps, Jr.                                 Director                               June 23, 2000
------------------------------------
Marshall C. Phelps, Jr.

                                 EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------

     4              Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No. 000-21683 on Form 8-A12G, together with any exhibits thereto, which
                    are incorporated herein by reference pursuant to Item 3(d)
                    to this Registration Statement.
     5              Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1           Consent of BDO Seidman, LLP, Independent Certified Public
                    Accountants
     23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
     24             Power of Attorney. Reference is made to page II-4 of this
                    Registration Statement.
     99.1           1998 Stock Option/Stock Issuance Plan.
     99.2           Employee Stock Purchase Plan.
     99.3           Supplemental Stock Option Plan.